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                                                                    Exhibit 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Gold Banc Corporation, Inc. of our report dated February 13, 1999 relating to the financial statements of American Bancshares, Inc., which appears in the Current Report on Form 8-K of Gold Banc Corporation, Inc. dated November 19, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Tampa, Florida
December 29, 1999